Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

(State of Wisconsin)

BY SIGNING THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“THE AGREEMENT”), YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS. BY SIGNING THIS AGREEMENT, YOU AGREE THAT YOU READ IT AND UNDERSTAND IT AND THAT YOU HAVE KNOWINGLY AND VOLUNTARILY SIGNED THIS AGREEMENT.

THIS AGREEMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST YOUR. EMPLOYER, INCLUDING CLAIMS UNDER. THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND APPLICABLE STATE AND MUNICIPALAGE DISCRIMINATION LAWS. YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE TERMS, CONDITIONS, AND EFFECT OF THIS AGREEMENT. YOU HAVE 21 DAYS TO CONSIDER AND EXECUTE THIS AGREEMENT, AND YOU WILL HAVE THE RIGHT TO REVOKE IT FOR. 7 DAYS AFTER. SIGNING rr. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR. TO SIGNING THIS AGREEMENT.

This Agreement is entered into between Christopher M. Daniels (“Employee”) and REV Group, Inc., a Delaware corporation (“Employer”). This Agreement shall be effective as of the date set forth in Section 16 (the “Effective Date”). Employee and Employer agree as follows:

1. Termination of employment relationship. Employee’s employment with Employer terminated as of June 30, 2023 (the “Separation Date”). Employee here by resigns from any and all board, committee, officer, and other positions held with Employer or any Affiliate of Employer or at any other entity in connection with Employee’s employment by (or otherwise as a representative of) Employer (collectively, the “Resignations”). Employer, on its own behalf and on behalf of its Affiliates, here by accepts the Resignations as of the Separation Date, and Employee agrees to sign and return such documents confirming the Resignations as Employer or any of its Affiliates may reasonably request.

2. Accrued pay. Employee acknowledges that on the next regularly scheduled payroll cycle following the Separation Date, Employer will unconditionally pay Employee all accrued Eut unpaid salary for the final payroll period of Employee’s employment (less applicable withholding).

3. Separation payment. In exchange for the promises contained herein, in full consideration of any rights Employee may have under any severance plan, policy or practice of Employer or any of its Affiliates, and subject to Employee’s compliance with this Agreement and the Continuing Obligations, Employer will pay to Employee Employee’s salary, at Employee’s final Ease rate of pay, for 12 months following the Separation Date (the “Separation Payments”), less applicable withholding. Employer will make these Separation Payments in the form of salary continuation according to its normal payroll schedule, beginning on the payroll date following the Effective Date, taking into consideration payroll processing cut-off dates. Separation Payments will end approximately 12 months from the date of the first Separation Payment.

4. Benefit Plan Coverage/Equity. Employee understands that the Employee’s active coverage under any Employer benefit plan (and any salary deduction contribution or employer contribution related thereto) ceased as of the Separation Date (except as provided under the terms of such plan or applicable law) provided that, to the extent provided by the federal law known as COBRA or similar applicable state or local law (together, “COBRA”), and/or the terms of the Employer’s current group health plans, Employee may be eligible to continue group health insurance benefits for a period of time. Details of such COBRA coverage will be provided to Employee under separate cover. As further consideration for the mutual promises contained herein, and subject to Employee’s compliance with this Agreement and the Continuing Obligations and Employee’s timely election to continue Employee’s coverage and, if applicable, that of Employee’s eligible dependents, in Employer’s group health plans under COBRA, Employer agrees to pay Employee a monthly amount equal to the portion of monthly health premiums paid by Employer for Employee’s coverage and Employee’s eligible dependents' coverage, if any, as of the Separation Date for a period of 12 months following the Separation Date (or the period of Employee’s coverage under COBRA, if shorter) (the

“COBRA Payments”), subject to applicable withholding. For the avoidance of doubt, nothing in this Agreement will modify, waive, or otherwise affect vested and accrued benefits, if any, under the Employer benefit plans.

Employer has previously granted to Employee restricted stock units and/or restricted stock awards (the “Awards”) in respect of Employer’s common stock under Employer’s 2016 Omnibus Incentive Plan (the “Plan”) and evidenced by and subject to the terms of the applicable Restricted Stock Award or Restricted Stock Unit Award by and between Employer and Employee (collectively, the “Award Agreements”). Employee acknowledges that Employee continues to be bound by the terms of the Plan and the Award Agreements with respect to any Awards that have vested as of the Separation Date. For the avoidance of doubt Employee and Employer acknowledge that the remaining shares of restricted stock held by Employee that are unvested as of the Separation Date ( expected to be 75,397 shares) will be forfeited and canceled for no consideration as of such date in accordance with the terms of the Plan and the Award Agreements. Employee acknowledges that he has no rights in respect of any other restricted shares or other equity or equity-based awards relating to Employer’s common stock. Employer may withhold any tax (or other governmental obligation) that becomes due with respect to the restricted shares and take such action as it deems appropriate to ensure that all applicable withholding, income, or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee. Employee shall make arrangements satisfactory to Employer to enable Employer to satisfy all such withholding requirements, and hereby authorizes Employer to withhold such required withholdings from any compensation payable to Employee.

5. Withholding and Section 409A. All payments made by Employer under Sections 2, 3 and 4 of this Agreement shall be reduced by any tax or other amounts required to be withheld by Employer under applicable law and all other lawful deductions authorized by Employee. Each of the payments required to be made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments for purposes of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Code Section 409A”). The payments contemplated under this Agreement are intended to be exempt from Code Section 409A.

6. Reserved.

7. Compliance with agreements. To be eligible to receive the payments set forth in Sections 3 and 4 of this Agreement, Employee must comply with (a) the terms of this Agreement, (b) all obligations under the Award Agreements, including with respect to non-disclosure, non-competition, non-solicitation, no-hire and non-disparagement, and (c) the Restrictive Covenant Agreement between Employee and Employer (collectively, the “Continuing Obligations”); provided, however, Employee acknowledges and agrees that, for purposes of Employee’s non-disparagement obligations as set forth in the Award Agreements, any reference to “Affiliates“ shall also include all known shareholders of Employer. If Employee breaches or fails to abide by the terms of this Agreement or the Continuing Obligations, in addition to other remedies which Employer has, in equity or at law, Employee must return any portion of the Separation Payments already received to Employer, agrees to forego and shall no longer be eligible for any remaining portion of the Separation Payments and COBRA Payments not yet received. Should Employer exercise its right to discontinue or recoup these payments and benefits, Employee will continue to be bound by this Agreement and the Continuing Obligations.

8. Return of property. Employee will turn over to Employer and relinquish all property of Employer and its Affiliates in Employee’s possession or under Employee’s control. The foregoing includes, without limitation, any and all electronic information, e-mails, or hard-copy documents, materials or information relating to or concerning Employee’s work at Employer or any of its Affiliates. In turning over and relinquishing to Employer such property, Employee agrees to cooperate with Employer to ensure that all necessary steps are taken to ensure preservation of any such documents, materials or information that are subject to an ongoing litigation hold. Employee further agrees to disclose to Employer, on or before the Effective Date, any and all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, all information which Employee has password-protected on any computer equipment, network or system provided by Employer to Employee, return to Employer his company-provided cell phone, and for a period of three months following the Separation Date, to permit the imaging of mobile devices in Employee’s possession or control on which documents, materials, or other information material to Employer’s business (“Material Information”) are stored. Such imaging will l) be performed by a third party reasonably acceptable to Employer and Employee, and 2) be performed only after this third party has conducted a review of the devices in question and determined that Material Information is stored on the device(s). If Material Information is discovered on any device in Employee’s possession or control, images of the device(s) will be made for purposes of preservation of documents, materials or information relating to or concerning Material Information. Employer will only receive copies of Material Information; Employee’s personal information will not be provided to Employer. By executing this Agreement, Employee acknowledges that Employee either has returned all property of Employer and its Affiliates as of the date Employee signs this Agreement or that Employee will return all such property by the Effective Date of this Agreement, and that Employee will not retain any copies or derivations of such property. Recognizing that Employee’s employment with Employer has terminated as of the Separation Date, Employee represents and warrants that Employee will not, at any point after the Separation Date, for any purpose, attempt to access or use any computer or computer network or system of Employer or any of its Affiliates, including without limitation the electronic mail system. For the purposes of this Agreement, “Affiliates“ means all persons and entities directly or indirectly controlling, controlled by or under common control with Employer, where control may be by management authority, equity interest or otherwise.

9. Release. Employee, individually and for Employee’s heirs, successors, administrators and assigns, hereby waives and releases Employer, its Affiliates, and any of their respective shareholders, insurers, successors, assigns, and current or former employees, employee benefit plans, agents, officers, attorneys, directors, partners and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”) with respect to any and all known and unknown claims, damages, charges of discrimination, demands, losses, liabilities and causes of action, of any type that Employee may have against the Released Parties, which arose or occurred on or before the date Employee executes this Agreement. This general release of all claims by Employee against the Released Parties includes, but is not limited to, any claims in connection with or arising from Employee’s employment relationship with, or separation of employment from, Employer or any of its Affiliates, whether or not currently known to Employee or suspected to exist at the time of execution hereof, subject to Section 10 below. This general release excludes any claims or rights that cannot be waived by law.

This Agreement is intended as a full settlement and compromise of each, every, and all claims of every kind and nature arising on or before the date this Agreement is executed by Employee, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law, or otherwise, and no claim of any sort is reserved, subject to Section 10 below. Other than the payments and benefits set forth in this Agreement, Employee has received all compensation due to Employee and there are no other sums or benefits payable to Employee by the Released Parties, whether for services provided to Employer or any of its Affiliates or otherwise.

Without limitation of the foregoing general release, Employee expressly acknowledges that this release by Employee specifically includes, but is not limited to, a waiver and release by Employee of the Released Parties for all known or unknown claims arising on or before the date this Agreement is executed by Employee for any alleged violation by Employer or any of the Released Parties of any federal, state, or local statutes, ordinances, or common laws, including but not limited to the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Worker Adjustment and Retraining Notification Act, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Families First Coronavirus Relief Act, the wage and hour, wage payment and/or fair employment practices laws and statutes of Wisconsin and any other state or states in which Employee has provided services to Employer or any of its Affiliates, and for any known and unknown claims under any other federal, Wisconsin, or other applicable state or local statute, common law, acts, rules, ordinance, regulations, or other laws.

10. Claims Not Released. Nothing in this Agreement prevents Employee from (i) filing a claim to enforce the terms of this Agreement or the Director and Executive Officer Indemnification Agreement between Employee and Employer (the “Indemnification Agreement”); (ii) asserting a claim arising after the Effective Date of this Agreement; or (iii) filing a charge with the Equal Employment Opportunity Commission (EEOC) or state or local fair employment practices agency or participating in any EEOC or state or local fair employment practices agency investigation or proceeding; provided however that Employee agrees to waive any right to monetary damages, or other individual relief for Employee personally with respect to any such charge, investigation or proceeding referenced in this Section lO(iii), or any related complaint or lawsuit.

11. Confidentiality of the Agreement. Subject to Section 12(b) of this Agreement, Employee will not disclose any provision of this Agreement to any person or entity other than (i) any legal, tax or other professional advisor(s), and (ii) immediate family members, in each case on the condition that they do not further disclose such information.

12. Other confidential Information.

(a) Non-disclosure of confidential Information. Employee acknowledges that, in the course of employment, Employee has had access to information of Employer and its Affiliates that is not generally known to the public (“Confidential Information”). Confidential Information includes, but is not limited to, Employer’s and its Affiliates' customers, mailing lists, customer sales history, and other customer information, vendor lists, contracts, leases, payroll, and other employee information, creative files, marketing plans, pricing data, financial and strategic plans, corporate procedures and policies, and other proprietary information. Employee agrees not to use, communicate, or otherwise disclose any such Confidential Information except as required by law or other compulsory disclosure process. The obligations set forth in this Section 12(a) are in addition to and do not modify or amend the confidentiality obligations that Employee has pursuant to the Continuing Obligations, any employee handbook, policies, or other agreements between Employer and Employee related to Employee’s employment.

(b) Protected rights. Employee understands that nothing contained in this Agreement limits Employee’s ability to communicate with any governmental agency or entity or any official staff person of a governmental agency or entity with respect to matters relevant to such governmental agency or entity, or otherwise limits Employee’s ability participate in any investigation or proceeding that may be conducted by any governmental agency or entity, including providing documents or other information, without notice to the Employer. This Agreement does not limit Employee’s right to receive an award for information provided to any governmental agency or entity, except as expressly provided in Section lO(iii). Employee understands that this Agreement does not limit Employee's. right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment by Employer or its agents when required or requested by a court order, subpoena, or written request from an administrative agency or the legislature.

(c) Defend Trade Secrets Act. Employee is advised that pursuant to the Defend Trade Secrets Act an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Notwithstanding this immunity from liability, Employee understands that Employee may be held liable if Employee unlawfully accesses trade secrets by unauthorized means.

13. Non-disparagement. Subject to Section 12(b) of this Agreement, Employee agrees that Employee will not disclose to any individual or entity any information that reflects negatively upon or otherwise disparages or which may harm the reputation of Employer or any of its Affiliates including, but not limited to, any statements that disparage any product, service, capability, or any other aspect of the business of Employer or any of its Affiliates, including via social media. Employer agrees (i) its officers and directors as of the Separation Date will not disparage or criticize Employee and (ii) not to disparage or criticize Employee in authorized corporate communications to third parties. Notwithstanding the foregoing, nothing herein shall prevent either Employee or any of Employer’s senior executives from testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, or from otherwise complying with applicable legal requirements.

14. Remedies for breach of confidentiality and non-disparagement provisions. The parties recognize and agree that the payment of damages is not an adequate remedy for a breach of the confidentiality and non-disparagement provisions above. The parties recognize that irreparable injury will result in the event of any such breach, and therefore the parties will, in addition to damages and such other relief as may be available, be entitled to preliminary and permanent injunctive relief preventing the breaching party from violating any such agreement, as well as an award of the non-breaching party’s reasonable attorneys' fees incurred in connection with enforcing the breaching party’s compliance, provided the non-breaching party prevails in its efforts to enforce. Notwithstanding anything in this Agreement to the contrary, the activity restrictions contained in this Agreement are intended to run alongside, and neither supersede, be subservient to, nor replace any similar restrictions imposed by other agreements that may exist between Employee and Employer and any of its Affiliates, including the Continuing Obligations. Additionally, Employer will not be liable to Employee under contract, tort, or any other legal theory for any special, incidental, or consequential damages whatsoever, even if advised of the possibility of such damages beforehand.

15. Cooperation. Employee agrees to provide truthful and accurate cooperation with Employer and its Affiliates hereafter as reasonably requested by Employer, with respect to all matters arising during or related to Employee’s employment, including but not limited to matters concerning the transition of any business matters or any governmental investigation, litigation or regulatory matters or other proceedings which may have arisen or which may arise following the signing of this Agreement in which Employee may have relevant knowledge or information. Such cooperation will include, without limitation, the following: (i) to meet and confer, at a time mutually convenient to Employee and Employer, with Employer’s attorneys; (ii) to appear for deposition or trial and give truthful trial testimony without the need to serve a subpoena for such appearance and testimony; and (iii) to give truthful sworn statements to Employer’s attorneys upon their request and, for purposes of any deposition or trial testimony, to adopt Employer’s attorneys as Employee’s own attorneys unless there is a conflict of interest.

16. Older Workers Benefit Protection Act. In conformity with the Older Workers Benefit Protection Act (OWBPA), Employee acknowledges that (i) this Agreement is written in a manner calculated to be understood by Employee, (ii) this Agreement creates legally binding obligations and represents Employee’s knowing and voluntary waiver and release of any and all claims described in Section 9 that Employee might have including, but not limited to, any such claims arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990 (the “ADEA”), (iii) Employee has not waived any claim under the ADEA that may arise after the date Employee executes this Agreement, (iv) the consideration Employee will receive in exchange for this Agreement (i.e., the payments and benefits set forth above) is something of value to which Employee is not already entitled, (v) Employee is hereby being advised to consult with an attorney prior to executing this Agreement, (vi) Employee was provided 21 days to consider this Agreement, and (vii) Employee has seven days following Employee’s execution of this Agreement in which to revoke it by written notice of revocation that must be delivered to and received by REV Group, Inc., Attn: Human Resources, 245 S. Executive Drive, Suite 100, Brookfield, Wisconsin, 53005, no later than the seventh day after Employee has signed this Agreement. This Agreement will not become effective and enforceable until the eighth day after Employee’s execution of this Agreement without revocation (such eighth day or, if later, the date Employer receives this executed Agreement from Employee, is the Effective Date of this Agreement).

17. Representation. Employee acknowledges that Employee is not relying on any representations that are not in this Agreement when deciding to sign the Agreement. Employee has been paid all wages, overtime, commissions, compensation, benefits, and other amounts that Employer or any Released Party should have paid Employee in the past. Employee understands that Employer in the future may improve employee benefits or pay, as well as understands that Employee’s old job may be refilled. Employee has not been told that Employer or any Released Party ever will employ Employee in the future.

18. Challenge to validity. Nothing in this Agreement limits or affects Employee’s right to challenge the validity of this Agreement under the Age Discrimination in Employment Act of 1967, if applicable or Older Workers Benefit Protection Act of 1990, if applicable.

19. Complete agreement. This Agreement and the Continuing Obligations embody the complete understanding and agreement of the parties relating to Employee’s service with Employer and any claims or future rights that Employee might have with respect to Employer and the Released Parties. This Agreement is intended to supplant and supersede any other prior or contemporaneous agreements between Employer and Employee regarding the subject matter hereof; provided, however, this Agreement will be in addition to and not in lieu of (i) the Continuing Obligations and Employee’s obligations under the Plan and Award Agreements or other obligations that Employee has (if any) contained in any previously executed agreement between Employee and Employer; (ii) the Indemnification Agreement; and (iii) Employee’s obligation, contractual or otherwise, to maintain the confidentiality of information learned or received during the course of employment.

20. Amendments. This Agreement may be amended only by a written agreement signed by both Employer and Employee.

21. Severability/Scope. If any term or provision of this Agreement, or the application thereof to any person or circumstances, will to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Agreement will be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforcable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified or severed, if necessary, to permit its enforcement to the maximum extent permitted by law.

22. Jurisdiction fees, and controlling law. If either party breaches this Agreement. the non-breaching party will be entitled to recover its attorney’s fees and costs incurred to enforce its rights hereunder before a court of competent jurisdiction as a result of such breach in addition to any other damages. Any dispute arising under this Agreement will be governed by the law of Wisconsin, without reference to any choice rules, and will be litigated in the appropriate state or federal court located in Waukesha County, Wisconsin. Employee hereby submits the the jurisdiction of such court in the event of any such dispute.

23. Successors and assigns. The right of each party under this Agreement will inure to the benefit of any and all of its successors, assigns, parent companies, sister companies, subsidiaries and affiliated corporations, and their respective successors, assigns representative, agents, officers, directors, attorneys and employees. Employee is not permitted to assign his or her rights under this Agreement.

24. Counterparts. This Agreement may be executed in any number of counterparts and such counterparts may be obtained by PDF, or e-mail, or facsimile transmission, each of which taken together will constitute one and the same instrument.

25. Competency to contract. Employee warrants the Employee is fully competent to enter into this Agreement; that Employee has read this Agreement and fully understands its meaning: the Employee knowingly and voluntarily enters into this Agreement; and the Employee agrees to comply with its terms and conditions.

IN WITNESS WHEREOF, Employee and Employer each has executed this Agreement as of the date indicated below each signature.

REV Group, Inc.		Employee

By:		By:
Name:	Mark Skoniezny	Name:	Christopher Daniels
Title:		Title:
Date:	June 20, 2023	Date:	6/19/2023